UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 16, 2016 (December 15, 2016)

Date of Report (Date of earliest event reported)

MassRoots, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55431	46-2612944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1624 Market Street, Suite 201, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(720) 442-0052
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement

On December 15, 2016, MassRoots, Inc. (“MassRoots” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Whaxy Inc., a wholly-owned subsidiary of the Company (“Merger Subsidiary”), DDDigtal Inc, a Colorado corporation (“DDDigtal”), Zachary Marburger, an individual acting solely in his capacity as Stockholder Representative (“Stockholder Representative”), and the stockholders of DDDigtal. Pursuant to the Merger Agreement, Merger Subsidiary will be merged with and into DDDigtal, whereby the separate corporate existence of Merger Subsidiary will cease and DDDigtal will survive (the “Surviving Entity”) as a wholly-owned subsidiary of MassRoots (the “Merger”).

Upon effectiveness of the Merger (such time, the “Effective Date”), MassRoots will issue 2,926,829 shares of its common stock, par value $0.001 per share (“Common Stock”), to the stockholders of DDDigtal, allocated pro-rata based on each stockholder’s respective holdings of common stock of DDDigtal immediately prior to the Effective Date (the “Merger Share Consideration”); and each share of the common stock of Merger Subsidiary will be converted into one newly issued, fully paid and non-assessable share of common stock of the Surviving Entity. MassRoots also agreed to pay $80,000 to Zachary Marburger, with $40,000 payable at the Effective Date and the remaining $40,000 payable upon completion of a full year of service as the Company’s Vice President of Strategy, and $20,000 to Micah Davidson (the “Merger Cash Consideration”). The Merger Cash Consideration is in repayment of debt obligations owed by DDDigtal to Messrs. Marburger and Davidson.

The closing of the Merger is also subject to various conditions, including the Company’s employment of Zachary Marburger as the new Vice President of Strategy, the engagement of Micah Davidson as a Senior Software Engineer and the receipt of a Lock-Up Agreement between MassRoots and each stockholder of DDDigtal prohibiting the sale or transfer of shares of Common Stock acquired as Merger Share Consideration, for a period of six (6) months from the Effective Date. The Board of Directors of MassRoots have approved the Merger Agreement, the Merger and the other transactions contemplated thereby.

The foregoing is only a brief description of the material terms of the Merger Agreement, which is filed as an Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, and is qualified in its entirety by reference to such exhibit.

Item 8.01

Other Events.

On December 15, 2016, the Company issued a press release titled “MassRoots Enters into Definitive Agreement to Acquire Whaxy in Cash and Stock Deal”. A copy of the press release is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

(d) Exhibits.

10.1	Agreement and Plan of Merger between MassRoots, Inc. and Whaxy Inc. and DDDigtal Inc. and Zachary Marburger and the Stockholders of DDDigtal Inc.

99.1	Press release titled “MassRoots Enters into Definitive Agreement to Acquire Whaxy in Cash and Stock Deal”, dated December 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MassRoots, Inc.

Date: December 16, 2016	By:	/s/ Isaac Dietrich
Isaac Dietrich
Chief Executive Officer